UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois		60007
(Address of Principal Executive Offices)		(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2012, the stockholders of Material Sciences Corporation (“MSC”) approved the Material Sciences Corporation 2012 Incentive Compensation Plan (the “2012 Plan”).

The 2012 Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of MSC depend. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in MSC’s growth and performance, MSC intends to motivate employees, consultants and directors to achieve its long-term goals and to more closely align such persons’ interests with those of MSC’s other stockholders. The 2012 Plan is also designed to enable MSC to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2012 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance units, shares, dividend equivalents, annual incentive awards, and substitute awards.

The 2012 Plan will be administered by the Compensation, Organization and Corporate Governance Committee of the Board of Directors which will have the sole authority to, among other things: construe and interpret the 2012 Plan; make rules and regulations relating to the administration of the 2012 Plan; select participants; and establish the terms and conditions of awards. The selection of participants and the nature and size of awards will be wholly within the discretion of the Compensation, Organization and Corporate Governance Committee. Unless previously forfeited or otherwise provided for in an award agreement, all awards under the 2012 Plan will vest on a change in control of MSC.

The 2012 Plan will remain in effect until June 28, 2022, unless sooner terminated by the Board of Directors. Termination will not affect awards then outstanding.

The foregoing description of the 2012 Plan is qualified in its entirety by reference to the provisions of the 2012 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 28, 2012. The following proposals were adopted by the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, for each proposal as follows:

Proposal One: Election of the following seven directors to serve until the annual meeting in 2013:

NOMINEE	FOR	WITHHELD
Terry L. Bernander	5,879,932	80,101
Frank L. Hohmann III	5,598,162	361,871
Samuel Licavoli	5,887,254	72,779
Patrick J. McDonnell	5,889,521	70,512
Clifford D. Nastas	5,884,333	75,700
John P. Reilly	5,889,576	70,457
Dominick J. Schiano	5,877,217	82,816

Proposal Two: To consider and approve the Material Sciences Corporation 2012 Incentive Compensation Plan. The Material Sciences 2012 Incentive Compensation Plan was approved with 4,492,639 votes cast for, 558,766 votes cast against and 458,628 votes abstaining.

Proposal Three: Ratification of Deloitte & Touche LLP as the Company’s independent, registered public accounting firm for the fiscal year ending February 28, 2013. Deloitte & Touche LLP was ratified as MSC’s independent, registered public accounting firm with 9,353,429 votes cast for, 37,474 votes cast against and 2,760 votes abstaining.

There were 3,433,630 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits
10.1	Material Sciences Corporation 2012 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: June 29, 2012	By:	/s/ James D. Pawlak

	Name:	James D. Pawlak
	Title:	Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary